UNITED STATES

SECURITES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2012

(Date of earliest reported)

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5605 Green Circle Drive, Minnetonka, MN 55343

(Address of principal executive offices, including zip code)

(763) 504-3000

(Registrant’s telephone number, including area code)

9449 Science Center Drive, New Hope, MN 55428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In July 2012, Multiband Corporation, a Minnesota corporation (Multiband) signed an Acquisition Agreement with MDU Communications International, Inc., a Delaware Corporation (MDUC) (previously disclosed on Form 8-K filed July 10, 2012) whereby Multiband was to acquire all outstanding common shares of MDUC (the MDUC Shares) in either a stock exchange or for $12.9 million in cash, at Multiband’s option. Given current market conditions and assuming all conditions precedent to the transaction as stated in the Agreement are met and the transaction ultimately closes, Multiband intends to purchase the MDUC shares only for cash. Multiband will seek additional financing, as necessary, to close the transaction. Terms and conditions of such financing have not been established.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: September 17, 2012	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

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